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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 18, 2001

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                                 NET2PHONE, INC.

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             (Exact name of registrant as specified in its charter)

                                    000-26763
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                            (Commission File Number)

        Delaware                                       22-3559037
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(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                                520 Broad Street
                            Newark, New Jersey 07102
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             (Address of principal executive offices, with zip code)

                                 (973) 412-2800
                                 --------------
              (Registrant's telephone number, including area code)


                          ----------------------------
                         (Former name or former address,
                          if changed since last report)

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Item 5.  Other Events.

         On December 18, 2001, the Board of Directors of Net2Phone approved a repricing of 8,580,963 issued and outstanding stock options that had a weighted average exercise price of $19.67. Under the plan adopted by the Board, the weighted average exercise price of the repriced options will be $5.44. The Board of Directors decided on this course of action as a follow-up to the Company's recent substantial reduction in work force in an effort to retain and incentivize option holders and ensure their continued commitment to the Company. The Board viewed the repricing as an acceptable alternative to bonuses and other cash incentives.

         The repricing program requires that the vesting date of options that are currently vested or that are scheduled to become vested prior to June 1, 2002, be deferred to June 1, 2002. Applicable accounting standards will require the Company to account for the effect of the repricing by applying variable accounting principles. The repricing will go into effect after applicable filings have been made with the Securities and Exchange Commission and affected option holders have accepted the terms and conditions of the repricing.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2001
                                      NET2PHONE, INC.


                                       /s/ Ilan S. Slasky
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                                      By:  Ilan Slasky
                                      Its: Chief Financial Officer